Exhibit (a)(5)(iii)

Customer Benefits of Oracle–Retek Combination
March 8, 2005

Disclaimer
THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES. THE SOLICITATION AND THE OFFER TO BUY RETEK’S COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION INTENDS TO FILE ON MARCH 9, 2005. STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE TENDER OFFER FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM ORACLE CORPORATION.

Complementary End-to-End Solution Close partners since 1986
· Retek built most of its applications on Oracle technology
· Companies conduct joint go-to-market sales activities
· Not our immediate competitor Complementary footprint with no product overlap
· Retek provides Merchandising, Supply Chain and Store apps
· Oracle provides ERP apps, Middleware, Data Warehousing and Database software
· Combination represents most compelling integrated applications/infrastructure offering in retail
Shared vision of the future based on Java language and other industry standards
· Integrated product roadmap will be seamless, rather than disruptive and potentially requiring re-implementation under SAP

Complementary End-to-End Solution
Clear product roadmap and integration plan
· Focus on retention of sales, development and support orgs
· Product release plans that are in place will continue
· Individual modules will continue to be available to implement as point solutions to meet specific business problems
· Retek applications will evolve and become a component of Oracle Project Fusion 100% commitment to customer and partner retention and satisfaction
· ~80% of Retek’s 200+ customers are running the Oracle Database
· ~35% of Retek’s 200+ customers are currently Oracle or PeopleSoft applications customers
· Growing Oracle and Accenture relationship will be solidified, and also expect to continue to support other Retek partners

Selected Oracle Applications Retail Customers (with Commonality)

Red = Retek Customers

1-800-flowers
7-Eleven
A & P
AT&T Wireless
Albertsons
Amazon.com
American Greetings
Ann Taylor
Barnes & Noble
Baskin Robbins
Best Buy
BlueNile
Burlington Coat
Carlson Companies
Chick Fil-A
CircleK
Corporate Express
DFS
Dunkin' Donuts
Family Dollar
Fila
Franklin Covey
Fruit of the Loom
Gander Mountain
Gap, Inc.
Giorgio Armani
Gymboree
Hudson's Bay Co.
Hallmark
IHOP
JC Penney
Jack in the Box
Kellwood
Lenscrafters
Littlewoods
Mattel
Michaels
Neiman-Marcus
Netflix
Nike, Int'l
Nordstrom
Overstock.com
Panera Bread
Phillips Van Heusen
Road Runner Sports
Robbins Bros.
Select Comfort
Staple's
Stage Stores
Starbucks
Tesco
Talbots
Toys 'R' Us
Walmart.com
Wet Seal
Zale Jewelers
Zara

ORACLE

Selected PeopleSoft Applications Retail Customers (with Commonality)

Red = Retek Customers

- Abercrombie & Fitch
- Albertsons
- Amazon.com
- BJ's Wholesale
- Barnes & Noble
- Belk
- Blockbuster
- Bombay Co.
- Borders Group
- Brooks Brothers
- CVS/pharmacy
- Canadian Tire
- Circuit City
- Costco
- DFS
- Darden
- Dress Barn
- eBags.com
- Federated Dept. Stores
- Gap, Inc.
- Giant Eagle
- Guitar Center
- H.E.B.
- Helzberg Diamond
- Home Depot
- IKEA, NA
- JC Penney
- Kmart
- Kohl's
- Kroger
- Liz Claiborne
- Longs Drug
- Office Depot
- Papa John's
- Petco
- PETsMART
- Pier 1
- RadioShack
- Raley's
- Safeway
- Sam's Club
- Sears
- ShopKo
- Stater Bros.
- Target
- Tesco
- Talbots
- Toys 'R' Us
- Wal*Mart
- Wendy's
- Whole Foods Markets
- Wild Oats Markets
- Winn-Dixie
- YUM! Brands

ORACLE

Combined Product Footprint for Retail
Broad footprint targeted at retail requirements and very complementary with Oracle’s existing capabilities, with no overlap
Corporate Corporate Finance Corporate Indirect Performance Administration Management Operations Procurement Management Real Estate Store Enterprise Lease Construction Asset
Management Management Projects Management Human Incentive Payroll Benefits Recruiting Training Resources Compensation Supply Chain Supply Chain Direct Inventory Distribution & Warehouse
Manufacturing Management Planning Procurement Management Fulfillment Management Merchandise Assortment & Merchandise Price Promotion Space Item Definition Management Planning Management Management Management Store Customer Point of Sale Multi-Channel Workforce Store Order Management Systems Service Management Operations Management CRM & Customer Campaign Customer Customer LEGEND
Profile Marketing Management Intelligence Hub Management
Oracle
Retail Data Enterprise Workflow,
Warehouse & Application Portal Triggers, Retek
Infrastructure
ETL Integration Messaging

SAP Overlap with Retek Footprint
Significant overlap between current SAP and Retek product sets
Corporate Corporate Finance Corporate Indirect Performance Administration Management Operations Procurement Management Real Estate Store Enterprise Lease Construction Asset
Management Management Projects Management Human Incentive Payroll Benefits Recruiting Training Resources Compensation Supply Chain Supply Chain Direct Inventory Distribution & Warehouse
Manufacturing Management Planning Procurement Management Fulfillment Management Merchandise Assortment & Merchandise Price Promotion Space Item Definition Management Planning Management Management Management Store Customer Point of Sale Multi-Channel Workforce Store Order Management Systems Service Management Operations Management CRM & Customer Campaign Customer LEGEND
Profile Marketing Management Intelligence
Management SAP Retail Data Enterprise Workflow, Retek Warehouse & Application Portal Triggers, Infrastructure ETL Integration Messaging SAP/Retek Overlap

Analysts Recognize the Issues Facing Retek Customers Under SAP
“For SAP, this deal appears to be less about acquiring technology, and more about tightening its grip on the retail market, while eliminating its main competitor.” – Gartner, March 2005
“If the deal is completed, Retek’s users should expect the product stack to be retired by 2007 (0.7 probability)...Assume that Retek’s offerings will eventually be curtailed.” – Gartner, March 2005
“But integrating the two product suites into one cohesive solution will be a significant challenge: There’s considerable overlap in functionality, and Retek’s portfolio includes multiple platform technologies. SAP must define and articulate a product road map ASAP — something it insists it’s still too early to address.” –Forrester Research, March 2005
“The integration roadmap is critical, as plans for demand intelligence and customer order management strategies may need to be adjusted. Overlapping areas in merchandise management and retail planning will also need to be sorted out.” – AMR Research, February 2005
“The preferred back office software for Retek was Oracle financials. Now, it looks like SAP is the one to have. Retailers are as unlikely to want to take the time and resources to move from Oracle to SAP as they are to move from PeopleSoft to Oracle. A different financial package will not help any retailer win the heart and minds of consumers.” – Aberdeen, March 2005

Oracle Integration Plan for Retek
Product Development •Retain Retek product development team in Minneapolis and Atlanta •Productize integrations extending the combined retail footprint Customer Support
· Maintain separate Retek support organization, but leveraging Oracle much larger support infrastructure
Field Sales & Consulting
· Retain Retek’s sales and consulting teams as dedicated retail delivery organizations
· Continue to market, sell and support existing Retek products Partners & Alliances
· Continue to support existing partner relationships
· Bring Retek SIs and ISVs into the Oracle Partner Program

Oracle/Retek Product Roadmap*
Ongoing Retek enhancements based on current release plans
Packaged Packaged Potential Fusion Integration with Integration with Supplemental &n bsp; Applications Suite E-Business PeopleSoft Integrations (inclusion, not Suite Enterprise migration) -Financials — Manufacturing — DBI Analytics - Financials -HR — Incentive Comp — Transport Planning - HR — Configurator - Reference Data — Reference Data — Data Hubs
-
iSupplier Portal
- Translation Plan — CRM — Loyalty 3 — 6 months 6 — 9 Months 9 — 18 Months 2008+
* Note: the following presentation is intended for information purposes only and may not be incorporated into a contract.

Superior Strategic and Customer Fit
Customer base: Significant overlap provides for a one-stop shop for support vs. self-admitted few with SAP
Tools and architecture: Shared vision based on Java and industry standards, vs. proprietary SAP NetWeaver and ABAP
Product continuity: No overlap of product functionality results in continuity and retention of value, vs. potential for forced migration and product end-of-life with SAP
Partnership: Oracle and Retek have been partners since 1986, vs. highly competitive, head-to-head battles with SAP due to overlapping product sets
Integration plan: Oracle has a well-defined product roadmap and integration plan for customers, vs. ongoing uncertainty that SAP has provided